                                                               EXHIBIT 24

                                POWER OF ATTORNEY

         We, the undersigned Directors and Officers of Commerce Bancshares, Inc.
do hereby name, constitute and appoint J. Daniel Stinnett, Jeffery D. Aberdeen or A. Bayard Clark, our agent and attorney-in-fact, for each of us in our respective behalves as Directors and/or as Officer of Commerce Bancshares, Inc.
to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange
Commission of shares of common stock of Commerce Bancshares, Inc.

         Executed this 31st day of January, 2003.

                                                   /s/ Giorgio Balzer

                                                   /s/ John R. Capps

                                                   /s/ W. Thomas Grant, II

                                                   /s/ James B. Hebenstreit

                                                   /s/ David W. Kemper

                                                   /s/ Jonathan M. Kemper

                                                   /s/ Robert C. Matthews, Jr.

                                                   /s/ Thomas A. McDonnell

                                                   /s/ Terry O. Meek

                                                   /s/ Benjamin F. Rassieur, III

                                                   /s/ L.W. Stolzer

                                                   /s/ William A. Sullins, Jr.

                                                   /s/ Andrew C. Taylor

                                                   /s/ Mary Ann Van Lokeren

                                                   /s/ Robert H. West